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                                    EXHIBIT 5
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                                Brown & Wood LLP
                              555 California Street
                         San Francisco, California 94104


                                                                  March 17, 1997



Credit Suisse First Boston
   Mortgage Securities Corp.
11 Madison Avenue
New York, New York  10010

         Re: Credit Suisse First Boston Mortgage Securities Corp. Registration Statement on Form S-3 (File No. 333-21329)

Dear Sirs:

         We have acted as counsel to Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Depositor"), in connection with the preparation of the registration statement on Form S-3 (File No. 333-21329) (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series (each, a "Series") of up to $1,000,000,000 aggregate principal amount of ABS Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Securities"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). As set forth in the Registration Statement, each Series of Securities will be issued pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Depositor, a trustee named therein (the "Trustee") and a servicer named therein (the "Servicer"), which Pooling and Servicing Agreement will be identified in the prospectus supplement for such Series of Securities.

         We have examined copies of the Depositor's Restated Certificate of Incorporation, the Depositor's Bylaws and forms of each Pooling and Servicing Agreement, as filed or incorporated by reference as exhibits to the Registration Statement, and the forms of Securities included in any Pooling and Servicing Agreement so filed or incorporated by reference in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

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         Based upon the foregoing, we are of the opinion that:

                  (i) When any Pooling and Servicing Agreement relating to a Series of Securities has been duly and validly authorized by all necessary action on the part of the Depositor and has been duly executed and delivered by the Depositor and, where applicable, the Servicer, the Seller, the Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, liquidation, moratorium, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles.

                  (ii) When a Series of Securities has been duly authorized by all necessary action on the part of the Depositor (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Pooling and Servicing Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in each Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                            Very truly yours,

                                            /s/ BROWN & WOOD LLP


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